For Immediate Release

General Finance Corporation Announces Agreement to Purchase Royal Wolf Trading Australia Pty Limited

Company Appoints Charles E. Barrantes Chief Financial Officer


PASADENA, CA, September 12, 2006 - General Finance Corporation ("GFN" or the "Company") (AMEX: GFN, GFN.U, GFN.W) announced today that it had entered into a definitive agreement to acquire RWA Holdings Pty Limited (the holding company of Royal Wolf Trading Australia Pty Limited) ("Royal Wolf"), a privately held Australian corporation engaged in the sale and leasing of portable storage containers, portable container buildings and freight containers.

The Company also announced separately that it has appointed Charles E. Barrantes as its Chief Financial Officer.

Acquisition Agreement

The definitive agreement provides that GFN will acquire all the outstanding shares of Royal Wolf from the Royal Wolf shareholders through a newly formed Australian subsidiary of GFN. The major shareholders of Royal Wolf are Equity Partners, an Australian mid-market private equity investor, and entities controlled by existing and former management of Royal Wolf.

The aggregate consideration for the acquisition is $87.4 million (which is approximately 8.4 times Royal Wolf's projected adjusted run-rate of EBITDA during the first quarter of 2007), subject to certain adjustments relating to levels of working capital, net tangible assets and container rental equipment, outstanding obligations under a certain container lease program, and costs and expenses of any acquisitions completed by Royal Wolf prior to the closing. The aggregate consideration will increase by $570,000 if GFN's definitive proxy statement in connection with the acquisition has not been cleared by the Securities and Exchange Commission by January 17, 2007 and by an additional $570,000 if such clearance has not been obtained by February 17, 2007.

Of the aggregate consideration, the sellers will receive cash in the amount of $83.6 million, modified by the adjustments and less the net debt of Royal Wolf at closing and increased if the proxy statement has not been cleared by certain dates. The additional $3.8 million of consideration will consist of $1.5 million of GFN common stock and a cash sum of $2.3 million payable in two equal annual installments following the closing, for a non-compete covenant from the sellers.

The Company believes that its existing cash resources will be sufficient to pay the cash portion of the consideration payable at the closing. However, the Company may determine to refinance the existing indebtedness of Royal Wolf and obtain additional financing for growth in connection with the transaction.

The Board of Directors of GFN has unanimously approved the acquisition. The closing of the transaction is subject to customary conditions, including approval of the Australian Foreign Investment Review Board and the lack of a material adverse change with respect to Royal Wolf's business.

According to GFN's initial registration statement, because this is the first business combination for the Company, the acquisition must be approved by a majority of the shareholders of GFN and by the holders of a majority of the shares of GFN common stock that were originally issued in any initial public offering and that are voted with respect to the acquisition. In addition, the acquisition cannot be completed if the holders of 20% or more of GFN's IPO shares vote against the acquisition and contemporaneously demand that their shares be converted into the right to receive a pro rata portion of the net proceeds of GFN's IPO held in the trust account established for this purpose at the time of the IPO.

The closing of each transaction is expected to occur by either the end of 2006 or the first quarter of 2007. The agreement may be terminated if the closing has not occurred by March 31, 2007.

Mr. Ronald F. Valenta, Chief Executive Officer of GFN, said, "We are very pleased to have come to this agreement to acquire Royal Wolf. We believe Royal Wolf is a high quality provider of sales, leasing and service of storage containers as well as the leader in its markets. Although Royal Wolf is not domiciled in the United States, it became available and it meets virtually every other criterion we have for a segment platform acquisition: a free standing profitable operation with a strong management, experienced at managing growth and acquisitions, and capable of building a global leader in its core segment as part of the GFN organization.

Mr. Michael Baxter, Executive Director and a founder of Royal Wolf, said, "This combination brings together one of the global leaders and visionaries in the industry, Ron Valenta, and the leading Asia-Pacific company in our industry with a dynamic management team. We believe Royal Wolf's association with General Finance will allow better access to growth capital and contribute to the expansion of this platform into a global player."

Mr. Robert Allan, the Chief Executive Officer of Royal Wolf, added, "From our modest beginnings, Royal Wolf has grown to become the leading provider of container-based storage and accommodation products. With GFN as our new partner, Royal Wolf will be able to accelerate its development through increased funding for organic growth, "in-market" consolidation and contiguous market expansion.

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

About Royal Wolf Trading Australia Pty Limited
Royal Wolf leases and sells portable storage containers, portable container buildings and freight containers through 15 customer service centers located throughout Australia. Royal Wolf is the market leader in Australia for container-based storage and accommodation products that include:

Portable Storage Containers: Royal Wolf leases and sells portable containers for on-site storage by customers that include retail outlets and manufacturers, government departments, farming and agricultural concerns, building and construction companies, clubs and sporting associations, mine operators and the general public. Royal Wolf's products include general purpose dry storage containers, refrigerated containers and hazardous goods containers in a range of standard and modified sizes, designs and storage capacities.

Portable Container Buildings: Royal Wolf also leases and sells portable container buildings as site offices and for temporary accommodations. Royal Wolf entered the portable building market in August 2005 with 20-foot and 40-foot portable buildings manufactured from steel container platforms which it markets to a subset of its portable storage container customer base.

Freight Containers: Royal Wolf also leases and sells freight containers specifically designed for transport of products by road and rail. Customers include national moving and storage companies, distribution and logistics companies, freight forwarders, transport companies, rail freight operators and the Australian military. Royal Wolf's freight container products include curtain-side, refrigerated and bulk cargo containers, together with a range of standard and industry-specific dry freight containers.

About General Finance Corporation

General Finance Corporation is a blank check company organized under the laws of Delaware. The Company was formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses with efforts focused initially on acquiring companies in the specialty finance sector. The specialty finance sector includes equipment rental/leasing companies, specialty insurance and re-insurance companies, and other finance companies specializing in areas such as payday lending, title lending, and mortgage lending.

Currency

The financial terms and provisions of the acquisition agreement described above in this press release are denominated in Australian dollars. For convenience, these Australian dollar amounts have been converted throughout the text of this press release into U.S. dollars. One Australian dollar was equivalent to 0.7599 U.S. dollar based on currency exchange rates in effect on September 8, 2006. The currency exchange rate in effect as of the completion of the acquisition or at any future date may differ.

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

Appointment of Chief Financial Officer

The Company today announced the appointment of Charles E. Barrantes as Chief Financial Officer.

Prior to joining General Finance, Barrantes was vice president and chief financial officer of Royce Medical Company from early 2005 to its sale in late 2005. From 1999 to early 2005, he was chief financial officer of Earl Scheib, Inc., a public company that operated over 100 retail paint and body shops. Barrantes, a CPA, has over 25 years of experience in accounting and finance, starting with more than a decade with Arthur Andersen & Co.

Additional Information and Where to Find It

GFN intends to file a proxy statement in connection with the proposed transaction, a copy of which will be mailed to the stockholders of GFN. GFN'S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other relevant documents filed by GFN with the Securities and Exchange Commission (the "SEC") at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by GFN by contacting GFN in writing at 260 S. Los Robles, Suite 217, Pasadena, California 91101, or by calling GFN at (626) 584-9722.

Participants in Solicitation

GFN and its respective officers and directors may be deemed to be participants in the solicitation of proxies from GFN's stockholders with respect to the proposed transaction. A description of any interests that GFN's officers and directors have in the acquisition will be available in the proxy statement. Information concerning GFN's directors and executive officers is set forth in GFN's registration statement, as amended, initially filed with the SEC on November 18, 2005.

Updated information about GFN's directors and executive officers will be included in the proxy statement that GFN intends to file in connection with this transaction.

Cautionary Statement About Forward-Looking Statements

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

Statements in this news release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding whether the transaction will be completed, the expected timing of the closing, the expected benefits of the acquisition to GFN and Royal Wolf, growth and acquisition plans, and Royal Wolf's projected run rate of EBITDA. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties. These risks and uncertainties, which could cause these forward-looking statements to not be realized, include delays in or failure to obtain necessary regulatory approvals or clearances or third-party consents for the parties to complete the acquisition, material changes in the business and financial condition of Royal Wolf, increased competition in the markets in which Royal Wolf competes, adverse changes in financial markets and the markets for Royal Wolf's products, unanticipated material adverse developments regarding Royal Wolf such as new actual or contingent liabilities, litigation or the loss of key personnel, and the availability of companies to acquire on terms and conditions acceptable to GFN. GFN disclaims any obligation to update any information contained in any forward-looking statement.

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